SOLE SOURCE MANUFACTURING AND FULFILLMENT LICENSE CONTRACT

(“Contract”)

Effective Date:

April 21, 2016

Licensor:

KT CHEMICALS, INC. (a Texas corporation) (“KT”)

Licensee:

ZEC, INC. (a Delaware corporation) (“ZEC”)

Covered Products:

Licensee shall have the right to market, sell and distribute Licensor’s products in Exhibit A.

Covered Markets:

Licensee shall have the right to market, sell and distribute the Covered Products in markets listed in Exhibit B.

Covered Customers:

Licensee shall have the right to market, sell and distribute the Covered Products in the Covered Markets to all customers, except those in Exhibit C.

Exclusive Rights:

The Licensee shall have an exclusive right to market, sell and distribute the Covered Products in the Covered Markets to the Covered Customers.

Non-Exclusive Rights:

The Licensee shall have a non-exclusive right to market, sell, and distribute the Covered Products 1) outside of the Covered Markets or 2) to other than the Covered Customers.

Pricing for Covered

Products:

The pricing for Covered Products shall be as mutually agreed by the parties. Pricing is subject to change from time to time as reasonably necessary, however the party proposing a change shall give the other party not less than thirty (30) days notice of intent to change pricing and of proposed new pricing.

Minimum Revenue:

Twelve (12) months after the Effective Date, Licensee shall maintain a minimum average revenue of twenty thousand dollars ($20,000) per month for the Covered Products in the Covered Markets to the Covered Customers.

Licensee Revenue:

For revenue generated for which the Licensee has Exclusive Rights, Licensor shall remit to Licensee the difference between the customer sales price and Licensee price less any taxes, fees and shipping costs.

For revenue generated for which the Licensee has Non-Exclusive Rights in its Covered Markets and for which Licensee was involved in the marketing, sale and/or distribution, Licensor shall remit to Licensee the difference between the customer sales price and Licensee price less any taxes, fees and shipping costs

For revenue generated for which the Licensee has Non-Exclusive Rights and for which Licensee was not involved in the marketing, sale and/or distribution, Licensor shall remit two percent (2%) of the net collected revenue to Licensee.

Licensor Services:

Licensor agrees to be the sole manufacturer and fulfillment provider for the Licensee and agrees to provide the following services on behalf of the Licensee using commercially reasonably practices:

•

Provide technical support to Licensee and customers pre and post sale;

•

Use best efforts to achieve EPA Safer Choice label;

•

Process orders from customers;

•

Manufacture the products;

•

Package the products;

•

Ship the products;

•

Collect funds from the customers;

•

Provide product liability insurance; and

•

Distribute net proceeds due to Licensee for funds collected from customers within thirty (30) days of receipt of customer payment.

Contract

Consideration:

In exchange for entering into this Contract, Licensee agrees to grant the following consideration to the Licensor:

•

issue to Licensor five hundred thousand (500,000) shares of the Licensee’s common stock by April 30, 2016;

•

pay to Licensor as follows:

o

seventy-five thousand dollars ($75,000) per month in eight (8) installments, the first beginning on April 30, 2016, and ending on November 30, 2016, for a total of six hundred thousand dollars ($600,000); or

o

seventy-five thousand dollars ($75,000) per month in four (4) installments, the first beginning on April 30, 2016 and ending on July 31, 2016, and a fifth payment of two-hundred thousand dollars ($200,000) on August 31, 2016, for a total of five hundred thousand dollars ($500,000).

Sublicense Rights:

Sublicense agreements in Licensee’s Covered Markets shall be submitted to the Licensor for approval.  Such approval shall not be unreasonably withheld as long as the economic terms of the sublicense agreement to the benefit of the Licensor are economically consistent with this Contract.

Term of Contract:

The Contract shall commence on the Effective Date and continue for a period of five (5) years.  The Contract shall renew for two (2) additional periods of five (5) years each as mutually agreed upon in writing between Licensor and Licensee.

Termination:

See Exhibit D.

Force Majeure:

The parties hereto agree that, notwithstanding anything to the contrary herein, if the performance called for by any party under the provisions of this Contract shall be delayed or prevented by force majeure, the periods within which said performance is required shall be extended correspondingly; provided, however, that the party so prevented from performing shall give the other party notice in writing thereof within a reasonable time after the commencement of such force majeure.

As used in this Contract, the term force majeure shall include war, acts of government or of the public enemy, fire, lightning, earthquake, hurricane, flood rain which prevent operation of factories, strikes, lockouts, riots, civil commotion, terrorism, vandalism, sabotage, failure of electric power or condition resulting from any other cause which may prevent such party from securing the equipment, supplies or skilled service necessary to enable it to perform hereunder.

Product Standards:

The Covered Goods shall comply with or exceed the standards set forth on Licensor’s safety data sheets.

Title/Risk of Loss:

Licensee or Covered Customer as applicable shall pay reasonable shipping costs in accordance with its shipping instructions, but the Licensor shall be responsible for packaging, shipping and safe delivery and shall bear all risk of damage or loss until the goods are delivered to the Covered Customer’s or Licensee’s address.

Payment:

Payments shall be made to Licensor and Licensee as applicable at the Notice addresses herein for the amounts outlined in this Contract and as summarized in invoices generated by the Licensor and agreed to by Licensee and/or customers.

If any customer invoice is not paid when due, interest shall be added to and payable on all overdue amounts at one percent (1%) per month or the maximum percentage allowed under applicable law, whichever is less.  Licensor shall deduct all reasonable costs of collection, including attorney’s fees from the amount due to Licensee related to the past due amount.

If any amounts due to Licensee by Licensor or to Licensor by Licensee are not paid when due, then interest shall be added to and payable on all overdue amounts at one percent (1%) per month or the maximum percentage allowed under applicable law, whichever is less.

If such amounts due to Licensee by Licensor or to Licensor by Licensee are greater than the Minimum Revenue, then the party not in default has the option to treat such failure to pay as a material breach of this Contract, and, subject to a cure period, may cancel this Contract and/or seek legal remedies.  The party in default agrees to pay all reasonable costs of collection, including attorney’s fees.

Licensee agrees to pay all taxes applicable to the purchase and sale of the Covered Products to Covered Customers by the Licensee from the Licensor.

Delivery:

Time is of the essence in the performance of this Contract.  All orders that Licensee provides to Licensor must be fulfilled no later than eight (8) weeks after receipt of order.  RFQs to Licensor must be responded to in two (2) business days.

Indemnity and

Insurance:

Licensor agrees to hold Licensee harmless and to defend any and all actions, claims, suits, or proceedings that may subject Licensee to liability for defects in the Covered Products.  Licensor represents that it now has in force a valid comprehensive liability insurance policy in the amount of $2,000,000.00, and that the policy covers the risk of liability for defects in the Covered Products. If this insurance coverage should change or lapse, Licensor agrees that Licensee may pay the insurance premiums and deduct this expenditure from the payment due on the Covered Products, beginning with the first shipment of Covered Products following the expenditure.

Warranties:

Licensor warrants that the Covered Goods shall be free of substantive defects in material and workmanship and shall perform as represented and shall indemnify Licensee from any liability resulting from a breach of the same.

However, Licensor shall in no event be liable for any incidental, special, or consequential damages of any nature, even if Licensor has been advised of the possibility of such damages.

Inspection:

Licensee and/or customer, upon taking possession of the Covered Goods, shall have a reasonable opportunity to inspect the Covered Goods to determine if the Covered Goods conform to the requirements of this Contract. If Licensee and/or customer, in good faith, determine that all or a portion of the Covered Goods are non-conforming, Licensee and/or customer may return the Covered Goods to Licensor at Licensor’s expense. Licensee and/or customer shall provide written notice to Licensor of the reason for rejecting the Covered Goods. Licensor shall have thirty (30) days from the return of the Covered Goods to remedy such defects under the terms of this Contract.

Confidentiality and

Ownership of

Intellectual Property:

Both parties acknowledge that during the course of this Contract, each may obtain confidential information regarding the other party's business. Both parties agree to treat all such information and the terms of this Contract as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third parties during and after the term of this Contract. Upon request by an owner, all documents relating to the confidential information will be returned to such owner.  Upon termination of this Contract, Licensor will return to Licensee all records, notes, documentation and other items that were used, created, or controlled by Licensor during the term of this Contract.  However, any and all product discoveries, inventions, original works of art, developments, system documentation, technical data, whether or not related to Licensee core business focus, shall belong to Licensor.  Licensor agrees to negotiate a license to Licensee in good faith under favorable terms.

Notices:

Any notices or other communications required or permitted under this Agreement shall be sufficiently given if personally delivered to or sent by registered mail or certified mail, postage prepaid, or by fax addressed as follows:

If to Licensor, to:

Michelle Taft, CEO

KT Chemicals, Inc.

1002 North Central Expressway, Suite 499

Richardson, TX  75080

If to Licensee, to:

E. Thomas Layton, Chairman & CEO

ZEC, Inc.

1002 North Central Expressway, Suite 495

Richardson, TX  75080

Entire Contract:

This Contract contains the entire agreement of the parties regarding the subject matter of this Contract, and there are no other promises or conditions in any other agreement whether oral or written. This Contract supersedes any prior written or oral agreements between the parties.

Amendment:

This Contract may be modified or amended if the amendment is made in writing and signed by both parties.

Severability:

If any provision of this Contract shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

Waiver of Contractual

Right:

The failure of either party to enforce any provision of this Contract shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Contract.

Attorney’s Fees:

If any action at law or in equity is brought to enforce or interpret the provisions of this Contract, the prevailing party will be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

Assignment:

Licensor may assign this agreement or any of its rights or obligations under this agreement, effective upon Notice to Licensee, (a) to any subsidiary or affiliate or (b) in connection with any sale, transfer, or other disposition of all or substantially all of its business or assets as long as the assignee assumes all of the Licensor’s obligations.

Headings:

Headings used in this Contract are provided for convenience only and shall not be used to construe meaning or intent.

Governing Law:

This Agreement will be governed by and construed, enforced, and interpreted in accordance with the internal and substantive laws of the State of Texas, without giving effect to principles of conflict of laws or the choice of law rules of any jurisdiction other than the State of Texas.  The Parties agree to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States located in Dallas, Texas, and agree to waive, to the fullest extent permitted by law, any objection to the laying of venue of any suit, action or proceeding arising out of this license agreement in any such court.

LICENSOR:

KT CHEMICALS, INC.

a Texas corporation

/s/ Michelle Taft

April 21, 2016

By:

Date:

Name: Michelle Taft

Title: CEO

LICENSEE:

ZEC, INC.

a Delaware corporation

/s/ E. Thomas Layton

April 21, 2016

By:

Date:

Name: E. Thomas Layton

Title: Chairman & CEO

Exhibit A

Covered Products

Description Quantity

WZ and PURSENT (1, 5, 55, and 275gal)

WZ and PURSENT (32oz)

WZ and PURSENT (16oz)

WZ and PURSENT (8oz)

WZ and PURSENT (2oz)

Custom Products

(i.e. scented formulations, containers only,

non-standard sizing, large orders/volumes, etc.)

Other formulas and package sizes shall be added to the Covered Products as they are developed or removed from the Covered Products if they become uneconomic.

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Exhibit B

Covered Markets

United States and its territories

Exhibit C

Non Covered Customers

Companies that require direct relationship with the manufacturer (i.e., to benefit from Licensor’s Minority Women Owned Small Business status)

Private Label customers at the sole discretion of Licensor

Exhibit D

Termination

Licensor may terminate this Contract if:

•

Licensee fails to perform any of its material obligations under this Contact and such failure to perform is followed by a failure to cure such performance within thirty (30) days after receipt by the party in failure of notice from the party not in failure;

•

Licensee fails to transfer the Contract Consideration and such failure to perform is followed by a failure to cure such performance within thirty (30) days after receipt by the party in failure of notice from the party not in failure;

•

Licensee fails to meet the Minimum Revenue and such failure to perform is followed by a failure to cure such performance within thirty (30) days after receipt by the party in failure of notice from the party not in failure;

•

Licensee (i) is unable or admits in writing its inability to pay its monetary obligations as they become due; (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or its property or any part thereof, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Licensee, or the property of the Licensee or any part thereof, and such appointment is not discharged within sixty (60) days;

•

There is a commencement of any case under the Bankruptcy Code, Title 11 of the United States Code or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship or similar proceeding under any federal, state or foreign law by or against the Licensee which is not dismissed within sixty (60) days.

Licensee may terminate this Contract if:

•

Licensor fails to perform any of its material obligations under this Contact and such failure to perform is followed by a failure to cure such performance within thirty (30) days after receipt by the party in failure of notice from the party not in failure;

•

Licensor (i) is unable or admits in writing its inability to pay its monetary obligations as they become due; (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or its property or any part thereof, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Licensor, or the property of the Licensor or any part thereof, and such appointment is not discharged within sixty (60) days;

•

There is a commencement of any case under the Bankruptcy Code, Title 11 of the United States Code or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship or similar proceeding under any federal, state or foreign law by or against the Licensor which is not dismissed within sixty (60) days.

Upon expiration or termination of this Contact, Licensee shall remain entitled to sell off the balance of any inventory of Covered Products then in its possession and the parties will stand fully-released from each other from any liability whatsoever save and except for:

•

The fulfillment of any outstanding orders initiated under the terms of this Contract;

•

The payment of any outstanding orders and/or outstanding invoices generated under the terms of this Contract;

•

Any existing claims that have been advanced by either party against the other prior to the effective date of termination or expiry;

•

Any product warranty claims that may arise within thirty (30) days of the effective date of termination or the remaining warranty period whichever is later; and

•

If this Contract is terminated due to default by the Licensor, the unamortized portion of the Contract Consideration amortized over the initial term of this Contract shall be due to Licensee.

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